UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GLOBE SPECIALTY METALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FerroAtlántica Group results for the six months ended June 30, 2015

On July 28, 2015, Grupo FerroAtlántica, S.A.U. (“FerroAtlántica”) delivered to Globe Specialty Metals, Inc. (“Globe” or the “Company”) a summary of certain items from FerroAtlántica’s results for the six months ended June 30, 2015. Based on FerroAtlántica’s unaudited management accounts for the six months ended June 30, 2015, sales for the six months ended June 30, 2015 were EUR 625,397,000, compared to EUR 545,741,000 for the six months ended June 30, 2014, primarily as a result of an increase in the sale price of silicon metal (expressed in euros) and an increase in sales volumes for manganese-based alloys, with respect to the electrometallurgy segment, and an increase in the market price for energy sold by FerroAtlántica (expressed in euros). Net income for the six months ended June 30, 2015 was EUR 32,907,000 compared to EUR 21,842,000 for the six months ended June 30, 2014, due primarily to the aforementioned increase in sales prices and a positive impact from foreign exchange differences. Total financial debt as at June 30, 2015 was EUR 407,474,000, compared to EUR 430,893,000 as at December 31, 2014.

August 7, 2015 Globe Board Meeting

On August 7, 2015, the board of directors (the “Board”) of Globe held a telephonic meeting to discuss FerroAtlántica’s results for the quarterly period ended March 31, 2015 and the six-month period ended June 30, 2015 and the pending business combination transaction (the “Transaction”) with FerroAtlántica. Management reviewed: FerroAtlántica’s financial results for the quarterly period ended March 31, 2015, including EBITDA of approximately EUR 41,500,000 and net debt of approximately EUR 390,000,000, as compared to FerroAtlántica’s 2015 budget and the financial projections for FerroAtlántica prepared by Globe in connection with the Transaction, the differences in which management noted were principally driven by differences in forecasted sales price and volume, power costs and miscellaneous other costs; FerroAtlántica’s financial results for the six month period ended June 30, 2015, including EBITDA of approximately EUR 89,700,000, as compared to FerroAtlántica’s 2015 budget and the financial projections for FerroAtlántica prepared by Globe in connection with the Transaction; the estimates for FerroAtlántica prepared by FerroAtlántica management in February 2014 and furnished by FerroAtlántica to Fitch Ratings Inc.; financial due diligence matters raised by one of Globe’s accounting advisors prior to signing and management’s perspective that these matters were not material in the context of the proposed transaction; and the legal matters described under “Business of FerroAtlántica and Certain Information About FerroAtlántica—Legal Proceedings—Other Legal Matters” in the proxy statement/prospectus, as well as the eligibility requirements for directors under the business combination agreement and the related transaction documents. Following the discussion of each of these matters, the members of the Board confirmed that they did not wish to consider further whether to change the Board’s recommendation of the Transaction at that time.

As used above, EBITDA refers to FerroAtlántica’s earnings before interest, taxes, depreciation and amortization, and net debt refers to FerroAtlántica’s total financial debt less cash and cash equivalents.

Update on HM Revenue & Customs (“HMRC”) clearance application with respect to U.K. tax treatment of the Transaction

As previously disclosed, Globe and FerroAtlántica sought a clearance from HMRC to confirm the treatment of the merger of Globe with and into a wholly-owned subsidiary of VeloNewco Limited (including as re-registered and renamed Ferroglobe PLC) (“Holdco”), as further described in the proxy statement/prospectus with respect to the Transaction (the “Globe Merger”), as a tax-free reorganization under U.K. law. In the clearance application process, the HMRC reviewer indicated that, based on the facts presented, the amount of gain that Holdco would recognize upon a disposal of shares in the Globe Merger would be zero, notwithstanding that HMRC did not consider the Globe Merger to qualify as a tax-free reorganization under U.K. law. However, according to the HMRC reviewer, an official clearance regarding such zero gain conclusion could not be granted by HMRC because the question did not pose sufficient uncertainty to warrant a formal ruling. Accordingly, the Transaction should not trigger material U.K. corporation tax liability. Given that an official clearance was not granted, however, HMRC could assert a contrary position in an audit or otherwise, and if such position were ultimately sustained over the objection of the parties, Holdco could be liable for material U.K. corporation tax as a result of the Globe Merger.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed transaction, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934.

These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict(s),” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to complete the proposed transaction, including the receipt of shareholder approval and satisfaction of the other conditions to completion of the transaction; that regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; the possibility that the parties may be unable to successfully integrate Globe’s and Grupo FerroAtlántica’s operations and that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees may be difficult; regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and other factors identified in the Company’s periodic reports filed with the SEC. Additional information concerning these and other factors can be found in Globe’s filings with the Securities and Exchange Commission (“SEC”), including Globe’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the registration statement on Form F-4 filed by Holdco. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and the parties undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction among Globe, Grupo Villar Mir, S.A.U., Grupo FerroAtlántica and VeloNewco. In connection with the proposed transaction, VeloNewco has filed with the SEC a registration statement on Form F-4, which includes a proxy statement of Globe that also constitutes a preliminary prospectus of VeloNewco. Investors and security holders are urged to read the definitive proxy statement/prospectus, which was filed with the SEC by Globe on August 12, 2015, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website, http://www.sec.gov, or for free from Globe by contacting the Corporate Secretary, Globe Specialty Metals, 600 Brickell Avenue, Suite 1500, Miami, FL 33131, telephone: 786-509-6900 (for documents filed with the SEC by Globe) or from Grupo Villar Mir by contacting Investor Relations, Torre Espacio, Paseo de la Castellana, 259 D 49a, 28046 Madrid, Spain, +34 91 556 7347 (for documents filed with the SEC by Grupo Villar Mir, Grupo FerroAtlántica or VeloNewco).

PARTICIPANTS IN SOLICITATION

Globe, Grupo Villar Mir, Grupo FerroAtlántica and VeloNewco and their directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Globe common stock with respect to the proposed transaction. Information about Globe’s directors and executive officers is set forth in the definitive proxy statement filed in connection with Globe’s 2014 annual meeting of shareholders, which was filed with the SEC on October 27, 2014. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement/prospectus regarding the proposed transaction, which was filed with the SEC on August 12, 2015. These documents may be obtained free of charge from the SEC’s website http://www.sec.gov, or from Globe and Grupo Villar Mir using the contact information above.

NON-SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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